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                                                                      EXHIBIT 22

                                  SUBSIDIARIES

                (Wholly Owned by Drexler Technology Corporation)

                                                    State of
      Name of Subsidiary                         Incorporation
      ------------------                         -------------
LaserCard Systems Corporation                    Delaware

Microfab Systems Corporation                     California

Precision Photoglass, Inc.                       California